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ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October    , 2001 to be effective as of the Closing Date is made by and between Meliga Habillement Horloger SA ("Seller") and Montres Antima SA ("Purchaser").

W I T N E S S E T H:

        WHEREAS, Seller is in the business of manufacturing, marketing and distributing Swiss-made watches and components (the "Business");

        WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain of Seller's assets relating to the Business, on the terms and subject to the conditions and limitations set forth herein; and

        WHEREAS, the parties hereto desire to transfer from Seller to Purchaser only those assets and liabilities which are specifically designated in this Agreement, and not to structure the present transaction as a transfer of a business with assets and liabilities in accordance with article 181 of the Swiss Code of Obligations of March 30, 1911 (as amended) ("CO").

        NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

Definitions

        For the purposes of this Agreement, the following terms shall have the respective meanings indicated below:

        "Aggregate Provisions Amount" shall mean, collectively, the A/R Provision and the Inventory Provision.

        "Agreed Balance Sheet" means the balance sheet of the Seller as at June 30, 2001 in the agreed form.

        "A/R Provision" shall mean 138,000 CHF, as evidenced by the Agreed Balance Sheet.

        "Assets" shall mean all of Seller's assets and properties listed on Schedule 1(A)-(E) as reflected on the Agreed Balance Sheet, less the Excluded Assets.

        "Assumed Contracts" shall mean the contracts and agreements related to Seller's business listed on Schedule 2 that will be assigned by Seller to, and assumed by, Purchaser at Closing.

        "Assumed Obligations" shall mean (i) the obligations of Seller under the Assumed Contracts the causes of which arise after the Closing Date, and (ii) the other obligations of Seller listed on Schedule 2 that will be assigned by Seller to, and assumed by, Purchaser at Closing.

        "Balance Sheet Adjustments" shall mean the adjustments in the purchase price in accordance with the provisions of Section 1.4(a) hereof.

        "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

        "Closing Assets" shall mean the classes of Seller's assets and properties as listed on Schedule 1(A)-(E) as they exist as of Closing as evidenced by the Closing Balance Sheet, less the Excluded Assets.

        "Closing Date" shall mean October 31, 2001, or such other date of Closing as mutually agreed to in writing by the parties.

        "Closing Balance Sheet" shall mean the balance sheet of Seller as of the date of Closing as determined in accordance with Swiss GAAP, consistently applied.

        "Collateral Transactions" shall mean, collectively, (i) the Purchase and Sale Agreement between Montres Antima SA and Flavio Rota, individually and Meliga Habillement Horloger SA and (ii) the Purchase and Sale Agreement between Swiss Technology Holding AG and Michel Geiger.

        "Company" shall mean Meliga Habillement Horloger SA

        "Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, retention of title, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

        "Excluded Assets" shall mean the excluded assets and properties listed on Schedule 3.

        "Inventory Provision" shall mean 225,000 CHF, as evidenced by the Agreed Balance Sheet.

        "Lease" shall mean the lease relating to the Real Estate dated January 1, 2001 between Sessler Immobilien AG and the Seller.

        "Post Closing Adjustments" shall mean, collectively, the Balance Sheet Adjustments and the Receivables/Inventory Adjustment.

        "Receivables/Inventory Adjustment" shall have the meaning given to it in Section 1.4(b).

        "Real Estate" shall mean the property located at Ch. de la Clôture 6, Bienne, Switzerland and improvements described in the Lease.

        "Swiss GAAP" shall mean, generally accepted accounting principles applicable in Switzerland.

        "Test Date" shall mean the first anniversary date following Closing.

        "Test Period" shall mean the period from Closing until the Test Date.

        "UBS Loan" shall mean the credit facility dated September 10, 1999, as amended, supplemented and modified, between UBS AG and Seller.

ARTICLE 1
Purchase and Sale

        1.1 Sale and Purchase of Assets. Subject to and upon the terms and conditions contained herein, Seller sells to Purchaser, and Purchaser purchases from Seller, the Assets less the Excluded Assets as they exist as of the Closing Date.

        1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article 9, and subject to the satisfaction or waiver of the conditions set forth in Articles 6 and 7, the Closing shall take place on the Closing Date at the offices of Seller or at such other place as shall be mutually agreed to by the parties.

        1.3 Consideration. The consideration of Purchaser for Seller's selling the Assets and transferring the Assumed Contracts, the Lease and the Employees to Purchaser shall be (i) payment of the Purchase Price (as defined below), and (ii) the assumption of the Assumed Obligations.

        Subject to the Post Closing Adjustments contained in Section 1.4, the total purchase price (the "Purchase Price") shall be as follows:

        (a) 1,628,920 CHF payable at Closing (the "Closing Payment") which amount is equal to the sum of the following:

          (i)    268,313 CHF representing the net book value of fixed assets as listed on Schedule 1(A) and the intellectual property as listed on Schedule I(B); less

          (ii)  225,802 CHF representing the net book value of the Excluded Assets; plus

          (iii)  13,917 CHF for the pre-paid expenses as listed on Schedule 1(E); plus

          (iv)  588,511 CHF representing the net inventory valuation as listed on Schedule 1(C); plus

          (v)  770,514 CHF representing the net accounts receivable valuation of Seller as of June 30, 2001 as listed on Schedule 1(D); less

          (vi)  10,374 CHF for trade payables to Montres Antima SA; less

          (vii) 13,536 CHF for trade payable to Synergies Horlogeres SA; plus

          (viii)83,000 CHF for the Navivision software; plus

          (ix)  200,000 CHF; less

          (x)  45,623 CHF (composed of (i) 28,008 CHF representing Seller's prorated portion of the 13th month salary accrual for 2001 and (ii) 17,615 CHF representing Seller's prorated portion of the October 2001 payroll).

        (b) the Aggregate Provisions Amount to be paid within ten (10) days following the calculation of the Receivable/Inventory Adjustment in accordance with Section 1.4(b).

        The Closing Payment shall be paid to Seller at the Closing by cashier's check or wire transfer in accordance with written instructions to be issued from Seller to Purchaser at least three (3) business days prior to Closing.

        1.4 Post Closing Adjustments. The following adjustments to the Purchase Price shall be made following Closing:

        (a) Balance Sheet Adjustments. Within 45 days following Closing, the Purchaser shall procure that the Company prepare the Closing Balance Sheet reflecting the assets and liabilities of the Company as of Closing. The Closing Balance Sheet shall be prepared in accordance with Swiss GAAP, consistently applied. In the event that the gross value of the Closing Assets, net of any applicable depreciation/amortization, of the Company is greater than the gross value of the Assets, net of any applicable depreciation/amortization, of the Company, then Purchaser shall remit such difference to Seller as an increase in the Purchase Price within 30 days. In the event that the gross value of the Closing Assets, net of any applicable depreciation/amortization, of the Company is less than the gross value of the Assets, net of any applicable depreciation/amortization, of the Company, then Seller shall refund such difference to Purchaser as a decrease in the Purchase Price within 30 days.

        (b) Receivables/Inventory Adjustment. The Purchaser shall procure that within forty-five (45) days following the Test Date, the Company shall test whether, as of the Test Date, the accounts receivable and the inventory existing as of Closing as evidenced by the Closing Balance Sheet have been fully collected (with respect to the accounts receivable) or fully utilized (with respect to the inventory, assuming realization of normal gross profit margins on such inventory). To the extent that such receivables have not been fully collected, or such inventory has not been fully utilized, then the value of such assets shall be written to zero and taken against the deferred payment of the Aggregate Provisions Amount, which amount, if any, shall be payable within ten (10) days.

        1.5 Assumption of Liabilities. Except for (i) the Assumed Obligations, and (ii) the obligations assumed in accordance with Section 1.6, Purchaser shall not bear any liabilities or obligations of Seller or otherwise related to the Assets or the Business, whether accrued, absolute, contingent or otherwise, including without limitation, liabilities based on or arising out of or in connection with (a) any defects in products manufactured or sold by Seller, or (b) any implied or express warranties relating to such products. In addition, Purchaser shall not bear any liabilities or obligations with respect to the Assumed Contracts which arose, or the cause of which arose, prior to the Closing Date. Therefore, Seller undertakes to indemnify Purchaser for any of the liabilities and obligations referred to in this Section 1.5 which may transfer to, or accrue on the account of, Purchaser by operation of law.

        1.6 Seller Employees; Noncompetition. Effective as of the Closing Date, Seller shall transfer to Purchaser and Purchaser shall assume from Seller the employment of the employees of Seller listed on Schedule 4 (the "Employees") in accordance with art. 333 CO. If the Employees do not refuse such employment with Purchaser within one month after the Closing Date (art. 333 para. 1 CO), Purchaser will employ the Employees effective as of the Closing Date on the same terms and conditions as those applicable to their employment by Seller prior to the Closing Date. Effective the Closing Date, Purchaser shall assume the vacation claims of the Employees accrued during 2001 and all payroll obligations with respect to the Employees for the pay period from October 1, 2001 through October 31, 2001. No other liabilities and obligations with regard to, or in connection with, the employment of the Employees (including, but not limited to, any social security, pension or other benefit liability relating to the Employees for the time before the Closing Date) shall be assumed by Purchaser, and Seller agrees to indemnify Purchaser for any such liability or obligation which may transfer to, or accrue on the account of, Purchaser by operation of law.

        The provisions of this Section 1.6 shall inure solely to the benefit of Seller, and no third party (including, without limitation, any Employee) shall be permitted to rely hereon as a third party beneficiary or otherwise.

        Effective as of the Closing Date, Purchaser shall also enter into an employment agreement with Jorg Bader in accordance with the provisions of Section 1.8(k) hereof. Seller shall not, for a period of at least 18 months following Closing, employ or offer employment to Employees who have accepted Purchaser's offers of employment under this Section 1.6 unless such Employees have received the written consent of Purchaser prior to such offer.

        1.7 Lease. Effective as of the Closing Date, Seller shall assign to Purchaser and Purchaser shall assume from Seller the Lease, which is attached as Schedule 5 hereto. For a period of time beginning on the Closing Date and continuing for thirty (30) days thereafter, Purchaser shall provide to Seller reasonable access to the Real Estate during Purchaser's normal business hours for the purposes of (i) removing the Excluded Assets from the premises; (ii) allowing Seller to transfer its continuing operations, including all non-Business related records and corporate documentation of Seller, to a new facility; (iii) allowing the Seller to effect items (i) and (ii) above; provided, however, that any activities conducted under this Section 1.7 shall not hinder, in any manner, the operations of Purchaser.

        1.8 Seller's Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated by this Agreement, the following documents shall be executed and delivered by Seller to Purchaser at the Closing:

        (a) a Bill of Sale covering the Assets, substantially in form and substance as set forth in Exhibit A;

        (b) a Deed of Transfer and Assumption for the employment contracts of the Employees, substantially in form and substance as set forth in Exhibit B;

        (c) a Deed of Transfer and Assumption for the Assumed Contracts and Assumed Obligations, substantially in form and substance as set forth in Exhibit C;

        (d) a Deed of Transfer and Assumption for the Lease, substantially in form and substance as set forth in Exhibit D;

        (e) written instruments evidencing all consents necessary for Seller to consummate the transaction contemplated hereby, including consents relating to the assignment of the Lease of the Real Estate and the assignment of the Assumed Contracts;

        (f) a certificate duly executed by the President of Seller substantially in form and substance as set forth in Exhibit E that certifies (i) the due adoption by the Board of Directors of Seller of corporate resolutions, and the due adoption by the shareholders of Seller of shareholder resolutions, each of which shall be attached to such certificate, and each of which shall be authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated by this Agreement and such other agreement and documents; (ii) that the copy of the Articles of Association of Seller provided by Seller, which shall be attached to such certificate, is a true and correct copy of such Articles of Association and that such Articles of Association are in full force and effect; and (iii) that Seller's representations and warranties set forth in Article 3 are true and correct as of the Closing Date.

        (g) original copies of all Assumed Contracts and all amendments, supplements or modifications thereto;

        (h) all of Seller's business records to the extent such records constitute a part of the Assets;

        (i) possession of the Assets;

        (j) the written consent from UBS AG, together with copies of all release of the UBS Loan with respect to the sale of the Assets hereunder, and all other necessary releases of Encumbrances affecting the Assets, executed by the lien holders thereof and otherwise in a form acceptable for filing;

        (k) a countersigned original of the employment agreement between Jorg Bader and the Company in the form attached hereto as Exhibit F; and

        (l) such other documents as Purchaser may reasonably request.

        At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement. In particular, Seller will cooperate in, and execute all necessary instruments for, the transfer of the intellectual property as listed on Schedule 1(B).

        1.9 Purchaser's Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated by this Agreement, the following shall be executed and delivered by Purchaser to Seller at the Closing:

        (a) the Closing Payment by cashier's check or wire transfer of immediately available funds;

        (b) a Deed of Transfer and Assumption for the employment contracts of the Employees, substantially in form and substance as set forth in Exhibit B;

        (c) a Deed of Transfer and Assumption for the Assumed Contracts and Assumed Obligations, substantially in form and substance as set forth in Exhibit C;

        (d) a Deed of Transfer and Assumption for the Lease, substantially in form and substance as set forth in Exhibit D; and

        (e) a certificate duly executed by an authorized officer of Purchaser substantially in form and substance as set forth in Exhibit G that certifies the due adoption by the Board of Directors of Purchaser of corporate resolutions, which shall be attached to such certificate, authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated by this Agreement and such other agreements and documents.

        At the Closing, and at all times thereafter as may be reasonably necessary, Purchaser shall execute and deliver to Seller such other instruments as shall be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.

        1.10 Certain Contracts. Notwithstanding any other provision of this Agreement, to the extent that the assignment by Seller of any Assumed Contract or Obligation to be assigned or assumed hereunder shall require the consent or approval of another party thereto, the consummation of the transactions contemplated by this Agreement shall not constitute an assignment, assumption or an attempted assignment or assumption thereof if such assignment or assumption, or attempted assignment or assumption would constitute a breach thereof. Seller shall obtain the written consent or approval to the assignment or assumption to the Purchaser of each such Assumed Contract or Obligation with respect to which such consent is required for such assignment or assumption.

ARTICLE 2
Representations and Warranties of Purchaser

        Purchaser represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

        2.1 Incorporation and Good Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Switzerland, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

        2.2 Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement has been and each other agreement contemplated hereby will be prior to Closing duly executed and delivered by Purchaser and this Agreement constitutes and each agreement contemplated hereby will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

        2.3 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Purchaser or any agreement or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

        2.4 Consents and Regulatory Compliance. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

        2.5 Finder's Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Seller.

ARTICLE 3
Representations and Warranties of Seller

        Seller represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

        3.1 Incorporation and Good Standing; No Subsidiary. Seller is a corporation duly incorporated, validly existing and in good standing under the laws Switzerland, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Seller is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary or where failure to so qualify does not have a material adverse effect on Seller's business. Except for Seller's interest in Synergies Horlogeres SA, Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business, trust or other entity.

        3.2 Corporate Records. The copies of the Deed of Incorporation and all amendments thereto and the Articles of Association of Seller that have been delivered to Purchaser are true, correct and complete copies thereof. The records provided to Purchaser are the true and complete records of Seller with respect to the Business.

        3.3 Vote Required. The approval of this Agreement, and the transactions contemplated hereby, by the holders of all outstanding shares of Seller's common stock is the only vote of holders of any class or series of the capital stock of Seller required to approve this Agreement, the sale of the Assets and the other transactions contemplated hereby.

        3.4 Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement has been and each other agreement contemplated hereby will be prior to Closing duly executed and delivered by Seller and this Agreement constitutes and each other agreement contemplated hereby will constitute legal, valid and binding obligations of Seller, enforceable against each of them in accordance with their respective terms.

        3.5 Financial Information; Absence of Changes; Liabilities.

        (a) Financial Statements. Schedule 6 sets forth the balance sheet of Seller as of December 31, 1998, December 31, 1999 and December 31, 2000, and the related statements of income and retained earnings for the three years ending on those dates, audited by Seller's independent public accountants. Schedule 7 sets forth unaudited balance sheet of Seller as June 30, 2001, together with related unaudited statements of income and retained earnings for the period ending on such date, as certified by the chief financial officer of Seller. The balance sheets and the statements of income have been prepared by Seller throughout the periods indicated in all material respects in accordance with Swiss GAAP, consistently applied. All financial information provided to Purchaser by Seller in connection with the transactions contemplated by this Agreement, including the financial statements of Seller, is true, correct and complete and fairly reflects the financial condition and results of operations of Seller as of the dates and for the periods indicated in all material respects.

        (b) No Changes. Since June 30, 2001, there has not been any:

  (i)
  transaction by Seller except in the ordinary course of business;

  (ii)
  material adverse change in the financial condition, liabilities, assets, business or prospect of Seller;

  (iii)
  changes in accounting methods or practices by Seller;

  (iv)
  declaration, setting aside or payment of a dividend or other distribution in respect to the capital stock of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of any of its shares of capital stock; or

  (v)
  material, non-scheduled, increase in the salary or other compensation payable or to become payable by Seller to any of its employees, directors or officers.

        3.6 Assets; Title; Leased Assets.

        (a) Real Property. Seller owns no real property. The only real property leased to Seller is the Real Estate, and the Lease is a true and correct copy of the lease agreement for the Real Estate.

        (b) Personal Property. Schedule 1(A) sets forth a complete and accurate schedule describing all machinery, equipment, supplies and all other tangible personal property owned by Seller in connection with the Business, including the date of acquisition, original purchase price and book value as of June 30, 2001.

        (c) Accounts Receivable. Schedule 1(D) sets forth a complete and accurate schedule of the accounts receivable of Seller as of June 30, 2001, as reflected in the balance sheet as of that date, together with an accurate aging of these accounts. These accounts receivable, and all accounts receivable of Seller created after that date, arose from valid sales in Seller's ordinary course of business.

        (d) Assumed Contracts. Each Assumed Contract attached hereto as Schedule 2 is a true and correct copy thereof.

        (e) Title. Except with respect to the lien on the Assets related to the UBS Loan, which will be released at the time of Closing, Seller owns the Assets (not including those Assets that are leased by Seller as of the date of this Agreement), free and clear of all Encumbrances. Upon consummation of the transactions contemplated hereby and receipt of the required consents, Purchaser shall receive good, valid and marketable title to the Assets, and will be entitled to use all of the Assets that are currently leased to Seller, including the Real Estate, as lessee, free and clear of all Encumbrances, other than statutory landlord liens on assets located in or on the Real Estate.

        (f) Leased Property. To the extent any of the Assets are leased or rented, such leases or rental agreements are in full force and effect (subject only to any applicable statutory landlord's liens), and no lessor or renter has declared any default thereunder and, to the knowledge of Seller, no circumstances exists which, upon notice or passage of time, would create an event of default or a default under any such agreement.

        (g) Software. Purchaser has a valid right and license to use all software currently utilized in the conduct of the Business, and such software is adequate for the proper conduct of the Business.

        3.7 Commitments. Seller has not received notice of any plan or intention of any of its customers or suppliers to exercise any right to cancel or terminate any present arrangement or agreement with Seller as a result of the transactions contemplated by this Agreement, and Seller does not know of any fact that would justify the exercise of such right. Seller does not currently contemplate, nor have reason to believe any other person or entity currently contemplates, any amendment or change to any arrangement or agreement. None of the customers or suppliers of Seller has refused, or communicated that it will or may refuse to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, Seller as a result of the transactions contemplated by this Agreement.

        3.8 Insurance. All the insurable properties of Seller are insured for their respective benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in Seller's industry. The respective insurance policies are all in full force and effect, and no premium payments of Seller thereunder are due. No notice of termination or cancellation with regard to any of the insurance contracts has been given or received by Seller, and neither Seller nor the respective insurance companies have requested or announced any amendments to the insurance contracts and no such termination, cancellation or request for amendment is to be expected. True, complete and correct copies of all such policies as they relate to the Assets have been made available to Purchaser prior to the date hereof. Seller will maintain such insurance until the Closing Date, at which time Seller shall assign such insurance to Purchaser.

        3.9 No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) materially conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Association of Seller or any agreement or other instrument under which Seller is bound or to which any of the Assets are subject, (including, but not limited to, any of the Assumed Contracts) or result in the creation of any Encumbrance upon any of the Assets, or (b) materially violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the properties or assets of Seller or the Business.

        3.10 Taxes and Social Security. There is no material deficiency or delinquency for the payment of any tax, assessment, governmental charge or social security charge (including mandatory and voluntary pension plan payments) asserted against Seller with respect to the Assets, the Real Estate, the Business or the Employees, nor are there any unpaid assessments or taxes or governmental charges or social security charges, or any deficiency or delinquency in the payment of any of the taxes, assessments, governmental charges or social security charges of Seller that could be asserted by any taxing authority against Purchaser, nor is there any material violation by Seller of any federal, cantonal, municipal or foreign tax or social security law that could be asserted against Purchaser. There are no present disputes as to taxes or social security charges of any nature payable by Seller. There are no special agreements with, or concessions from, tax or other authorities, formal or informal, which have an impact on the taxes chargeable in connection with the Business. Seller shall deliver to Purchaser a certificate of the President of Seller evidencing the representations of this Section 3.10.

        3.11 Consents. Except with respect to the assignment of the Lease and the assignment of the Assumed Contracts, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

        3.12 Compliance with Laws; Regulatory Compliance. There are no existing violations by Seller of any applicable federal, canton or local law or regulation that could materially adversely affect the Assets, the Real Estate or the Business. Seller has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities, all necessary statements and reports relating to the Business. Seller possesses all necessary licenses, franchises, permits and governmental authorizations to own the Assets and conduct the Business as now conducted.

        3.13 Finder's Fees. Seller has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Purchaser.

        3.14 Litigation. Seller has not had any legal action or administrative proceeding or investigation instituted or, to the best knowledge of Seller, threatened against or affecting, or that could affect, any of the Assets, the Real Estate or the Business. Seller is not subject to any continuing court or administrative order, writ, injunction or decree applicable to Seller or to the Assets, the Real Estate or the Business. Seller knows of no basis for any such action, proceeding or investigation.

        3.15 Accuracy of Information Furnished. All information furnished to Purchaser by Seller in this Agreement or in any exhibit, schedule or certificate related to this Agreement is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

        3.16 Condition of Assets and Equipment. All of the Assets that are tangible property are in good condition and repair for their intended use in the ordinary course of business consistent with past practice and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

        3.17 Customers. Seller has provided Purchaser with a complete and accurate list of Seller's customers and suppliers relating to the Business, which is attached hereto as Schedule 8.

        3.18 Pricing. Seller has provided Purchaser with a complete and accurate list of Seller's standard prices and any applicable discounts by customer name, which is attached hereto as Schedule 9.

        3.19 Product Warranties. To Seller's knowledge, there is no claim against or liability of Seller on account of product warranties or with respect to the manufacture, sale or rental of defective products, and, to the actual knowledge of Seller, there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented.

        3.20 Burdensome Obligations. To the best knowledge of Seller, (i) Seller is not a party to or bound by any Assumed Contract which is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a material adverse effect on the Assets, the Real Estate or the Business, and (ii) Seller is not in violation of any law, ordinance, statute, code, rule, regulation, order or decree of the Switzerland, any canton, or any municipality in which Seller operates pertaining to occupational safety, except for violations which could not reasonably be expected to have a material adverse effect on the Assets, the Real Estate or the Business.

        3.21 Intellectual Property Rights.

        (a) Intellectual Property Rights. Seller owns, or is licensed or otherwise possesses legally sufficient rights to use, all trademarks, service marks, trade names, patents, copyrights, and any applications therefor, technology, know-how, trade secrets, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the Business, including all current patents, patent applications, registered and material unregistered copyrights, and any applications therefor owned or licensed by the Seller (the "Intellectual Property Rights") free and clear of all Encumbrances.

        (b) All Intellectual Property Rights which can be registered are duly and validly registered, and there are no appeals, oppositions or other actions pending against such registrations. All application, registration, renewal and other fees relating to the Intellectual Property Rights have been fully paid in due time.

        (c) Seller has disclosed the Intellectual Property Rights to the extent necessary for Purchaser to practice and utilize such rights in its Business. Without limiting the generality of the foregoing, Schedule 9 is a true and complete list of Seller's customers and Schedule 10 is a true and complete list of Seller's computer systems and programs.

        (d) Purchaser's use of the Intellectual Property Rights will not infringe upon the rights of any third party.

        (e) To Seller's best knowledge, there has been no breach with respect to any license or right relating to any of the Intellectual Property Rights.

        3.22 Employees. Schedule 4 sets forth the true and complete terms and conditions of employment of the Employees, including, but not limited to, their salaries, fringe benefits, bonuses and other benefits. Except for (i) Seller's prorated portion of the accrued, unpaid vacation for the Employees during 2001, (ii) Seller's prorated portion of the 13th month salary payable to the Employees and (iii) the October 2001 payroll, all claims of Employees against Seller which are based on occurrences before the Closing Date have been fully discharged by Seller, and Purchaser will not incur any liability with regard to such claims.

ARTICLE 4
Purchaser's Covenants

        4.1 Consummation of Agreement. Purchaser agrees that on or prior to the Closing, Purchaser agrees to use its best efforts to (i) cause the Board of Directors of Purchaser to authorize all necessary corporate action; and (ii) cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions.

        4.2 Retention of Records. Purchaser shall retain all documents, books and records of Seller which Purchaser receives from Seller for a period of two (2) years following the Closing Date. Seller shall be provided an opportunity to retain photostatic copies of those books, records, corporate document. After the Closing, Seller and its representatives shall have reasonable access to all such books, records and documents during normal business hours.

ARTICLE 5
Seller's Covenants

        Seller agrees that on or prior to the Closing:

        5.1 Business Operations. Seller shall operate the Business only in the ordinary course, will not introduce any new method of management or operation and Seller shall use its best efforts to preserve the Business intact, to retain its present customers and suppliers so that it will be available to Purchaser after the Closing and to cause consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Seller shall not take any action that might reasonably be expected to impair the Assets, the Real Estate or the Businesses without the prior written consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article 3 hereof to be inaccurate at the time of Closing or preclude Seller from making such representations and warranties at the Closing.

        5.2 Access. Seller shall permit Purchaser and its authorized representatives full access to, and make available for inspection, all of the Assets, the Real Estate and the Business, including Seller's employees, customers and suppliers, and furnish Purchaser all documents, records and information with respect to the affairs of Seller as Purchaser and its representatives may reasonably request, all for the sole purpose of permitting Purchaser to become familiar with the Assets, the Real Estate and the Business.

        5.3 Shareholder Approval. Seller will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of shareholders for the purpose of approving this Agreement and the transactions contemplated hereby.

        5.4 Material Change. Prior to the Closing, Seller shall promptly inform Purchaser in writing of any material adverse change in the condition of the Assets, the Real Estate or the Business or any event that renders the representations and warranties made in Article 3 to be inaccurate, to the extent such change or event is known to Seller or should reasonably be known to Seller in the ordinary course of its operation of the Assets or the Business. Any such disclosure shall not be deemed a waiver by Purchaser of any representation or warranty of Seller contained in this Agreement.

        5.5 Approvals of Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Seller will secure all necessary approvals, assignments, releases and consents of all third parties and governmental authorities required on the part of Seller for the consummation of and contemplated by this Agreement, including, without limitation, the assignment of the Assumed Contracts and the Lease.

        5.6 Employees. Seller will cooperate with all reasonable requests made by Purchaser for the purpose of allowing Purchaser to hire the Employees. Seller will inform the Employees of the contemplated transfer to Purchaser in accordance with art. 333a CO in due time before the Closing Date and will advise them that they are deemed to have accepted such transfer if they do not explicitly refuse the transfer by written notice to Seller and Purchaser within one month after the Closing Date.

        5.7 Employee Compensation. Except with Purchaser's prior written consent, no material, non-scheduled increase will be made in the compensation or rate of compensation payable or to become payable to the Employees, and no bonus, profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any of such Employees other than as required by presently existing pension, profit sharing, bonus and similar benefit plans as presently constituted, and no agreement or plan other than those now in effect shall be adopted or committed for.

        5.8 Contracts. Except with Purchaser's prior written consent, Seller shall not waive any material right or cancel any of the Assumed Contracts, debt or claim relating to the Assets, the Real Estate or the Business, nor will Seller, except in the ordinary course of business, assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Assets, the Real Estate or the Business.

        5.9 Mortgages, Liens. Except with Purchaser's prior written consent, Seller will not enter into any agreement establishing, and will not otherwise permit, any Encumbrance over the Assets, the Real Estate or the Business, whether now owned or hereafter acquired, except for transactions in the usual and ordinary course of business.

        5.10 Changes in Inventory. Seller will not alter the physical contents or character of any of its inventory as listed on Schedule 1(C) so as to affect the nature of the Business or result in a change in the total franc valuation thereof other than normal period-end adjustments in accordance with Swiss GAAP and other than as a result of transactions in the ordinary course of business.

        5.11 No Disclosure or Negotiation with Others. Seller will prevent the disclosure of any of the terms or conditions of this Agreement to any other person, other than to its employees, legal counsel and accountants, or as otherwise required by law or court order. Additionally, Seller shall not, directly or indirectly, through representatives or otherwise, solicit, entertain, or negotiate with respect to, or in any manner encourage, discuss or consider any offer or proposal to sell the Business, in whole or in part, to any person or entity other than Purchaser or its affiliates, whether directly or indirectly, through purchase, merger, consolidation or otherwise and neither Seller nor any representative of Seller shall provide information relating to the Business to any other person or entity in connection with a possible transaction involving the Business. The foregoing restrictions shall continue only until the Closing. Seller agrees to immediately notify Purchaser in the event of any known contact among Seller or Seller's representative and any other person or entity regarding any such offer or proposal or any related inquiry.

        5.12 Noncompetition Agreement. Seller and the shareholders of Seller shall enter into a Confidentiality and Non-Competition Agreement with Purchaser substantially in the form and substance as set forth in Exhibit H whereby Seller and agrees not to compete with Purchaser in any respect in connection with the Business and Seller and the shareholders of Seller agree to maintain the confidentiality of all confidential information relating to the Business following Closing. The term of the non-competition provisions applicable to Seller and the shareholders of Seller shall be three (3) years beginning on the Closing Date and shall be in effect in, and cover all of Europe.

        5.13 Information for Tax Returns. Seller shall cooperate with Purchaser after the Closing Date by providing Purchaser, without any additional consideration but at the expense of Purchaser, promptly upon request, such records and other information regarding the Assets, the Real Estate and/or the

Business as may reasonably be requested from time to time by Purchaser in connection with the preparation or audit of its federal, canton and municipal income and other tax returns, and audits, disputes, refund claims or litigation relating thereto. In connection therewith, Seller will afford Purchaser's tax advisors, and such other persons as may be mutually agreed upon, access to books and records relating to the Assets, the Real Estate and the Business; provided, however, that Purchaser shall cause its tax advisors and such other persons to hold in strict confidence all such information (except as required to be disclosed in connection with such tax returns and audits, disputes, refund claims and litigation relating thereto).

        5.14 Swiss Value Added Tax. Seller will file on, or without delay after, Closing (but in no case later than 30 days after the Closing Date) a notification to the Federal Tax Administration in accordance with art. 47 para. 3 of the Federal Statute on Value Added Tax of September 2, 1999 (as amended) and will use its best efforts to successfully complete these notification procedures.

ARTICLE 6
Purchaser's Conditions Precedent

        Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

        6.1 Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct as of the Closing, and Purchaser shall not have discovered any error, misstatement or omission therein.

        6.2 Covenants. Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

        6.3 Officer's Certificate. Seller shall have delivered to Purchaser a certificate duly executed by Seller's President substantially in form and substance as set forth in Exhibit E certifying as to the statements contained in Section 6.1 and Section 6.2 to this Agreement.

        6.4 Proceedings. No action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would materially affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

        6.5 Shareholder Approval and Other Approval. The execution and delivery of this Agreement by Seller, and the performance of its covenants and obligations hereunder, shall have been duly authorized by all necessary corporate and shareholder action, and Purchaser shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Seller.

        6.6 No Material Adverse Change. No material, adverse change in the Assets, the Real Estate or the Business shall have occurred after the date hereof and prior to the Closing.

        6.7 Due Diligence. Purchaser, acting through its own advisers, agents, consultants, personnel, counsel, accountants or other representatives designated by Purchaser, shall have been afforded full and complete opportunity to inspect and/or examine the Assets, the Real Estate, the Business and the books and records, titles and leases to properties, loans and other agreements, any pending or threatened litigation, and other matters pertaining to the legal structure, regulatory compliance, assets and obligations of Seller. The conclusion of any such inspection and/or examination shall be satisfactory, in the opinion of Purchaser and its advisors.

        6.8 Instruments of Transfer. Seller shall have delivered to Purchaser each of those documents enumerated in Section 1.8 hereto.

        6.9 Third Party Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Purchaser, including, but not limited to, all consents to the assignment of the Assumed Contracts and the Lease.

        6.10 Collateral Transactions. The Collateral Transactions shall have closed, or simultaneously close, in accordance with their respective terms and conditions.

ARTICLE 7
Seller's Conditions Precedent

        Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

        7.1 Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct as of the Closing, subject to any changes contemplated by this Agreement, and Seller shall not have discovered any error, misstatement or omission therein.

        7.2 Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

        7.3 Corporate Approval. The execution and delivery of this Agreement by Purchaser, and the performance of its covenants and obligations hereunder, shall have been duly authorized by all necessary corporate and shareholder action, and Purchaser shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Purchaser.

        7.4 Officer's Certificate. Purchaser shall have delivered to Seller a certificate duly executed by an officer of Purchaser certifying as to the statements contained in Section 7.1 and Section 7.2 of this Agreement.

        7.5 Proceedings. No action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would materially affect the ability of Seller to consummate the transactions contemplated by this Agreement.

        7.6 Instruments of Transfer. Purchaser shall have delivered to Seller each of those items enumerated in Section 1.9 of this Agreement.

ARTICLE 8
Indemnification

        8.1 Seller's Indemnity. Subject to the terms and conditions of this Article 8, Seller agrees to indemnify, defend and hold Purchaser and its shareholders, officers, directors, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liability, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser by reason of or resulting from any of the following:

        (a) A breach by Seller of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

        (b) Any product liability claims relating to products sold by Seller, and all general liability claims relating to the Assets, the Real Estate or the Business arising out of or relating to occurrences of any nature prior to the Closing, whether any such claims are asserted prior to or after the Closing;

        (c) Any obligation or liability not expressly assumed by Purchaser in accordance with Sections 1.5 and 1.6; or

        (d) Any tax filing or return or payment made, or position taken, by Seller which any governmental authority challenges and which results in an assertion of Damages against Purchaser.

        8.2 Purchaser's Indemnity. Subject to the terms and conditions of this Article 8, Purchaser agrees to indemnify, defend and hold Seller and its officers, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by Seller by reason of or resulting from any of the following:

        (a) A breach by Purchaser of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

        (b) Any product liability or breach of warranty claims relating to products sold by Purchaser, and all general liability claims relating to the Assets, the Real Estate or the Business arising out of or relating to occurrences of any nature after the Closing;

        (c) Any obligation or liability with respect to the Employees arising out of or relating to occurrences of any nature after the Closing;

        (d) Any tax filing or return or payment made, or position taken, by Purchaser, after Closing, which any governmental authority challenges and which results in an assertion of Damages against Seller; or

        (e) The failure of Purchaser to pay, perform and discharge any of the Assumed Obligations.

        8.3 Indemnification Procedures in Case of Third Party Claims. The respective obligations and liabilities of Seller and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 8.1 and 8.2, respectively, hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

        (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

        (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

        (c) Anything in this Section 8.3 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

        (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

        8.4 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation before or after Closing made by any party or on its behalf, the representations, warranties, covenants and other agreements contained herein shall survive the Closing for a period (such period being referred to as the "Survival Period") ending on the expiration of twenty-four (24) calendar months following the month in which the Closing shall occur, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller or Purchaser, as the case may be, and shall survive the Closing and any investigation before or after Closing made by any party or on its behalf for a period expiring upon completion of the Survival Period; provided, however, that (i) any claim which is submitted in writing to the indemnifying Party on or before the expiration of the Survival Period may still be enforced after expiration of the Survival Period, and (ii) any claim relating to Seller's representations made in Section 3.10 (Taxes and Social Security) may still be raised after expiration of the Survival Period, but not later than one year after notification of the respective claims to Purchaser by the tax authorities or social security institutions. The limitations, time limits and Purchaser's investigation and notification and other duties under articles 200, 201 and 210 of the Swiss Code of Obligations are hereby expressly waived.

        8.5 Remedies Not Exclusive. The remedies provided in this Article 8 shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

ARTICLE 9
Termination

        9.1 Termination by Purchaser. Purchaser may terminate this Agreement by written notice to Seller prior to Closing if any of the conditions precedent to its obligation to close stated in Article 6 have not been fulfilled prior to the Closing Date, or if in Purchaser's reasonable opinion Seller has materially failed to comply with any term or condition of this Agreement, or Seller or any of Seller's officers or other representatives has provided Purchaser with materially inaccurate information or has failed to disclose fully to Purchaser any materially unfavorable information about the Business or the Assets, or there has been a materially adverse change in the Assets, the Real Estate or the Business or in the ability of Seller to carry out any obligation under this Agreement; or for any reason other than a default by Purchaser if the Closing has not occurred on or before October 31, 2001.

        9.2 Termination by Seller. Seller may terminate this Agreement by written notice to Purchaser prior to Closing if any of the conditions precedent to its obligations to close stated in Article 7 have not been fulfilled prior to the Closing Date, or if in Seller's reasonable opinion Purchaser has materially failed to comply with any term or condition of this Agreement, or Purchaser or any of Purchaser's officers or other representatives has provided Seller with materially inaccurate information; or for any reason other than a default by Seller, if the Closing has not occurred on or before October 31, 2001.

ARTICLE 10
Miscellaneous

        10.1 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

        10.2 Assignment and Denial of Third Party Rights. Except as otherwise provided in this Section 10.2, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned or delegated by any party without the written consent of the other parties. Any attempted assignment or delegation of such rights in violation of this Section 10.2 will be null and void and of no force and effect. Nothing contained herein, express or implied, is intended to confer upon any person or entity (including minority shareholders or stockholders of the parties hereto) other than the parties indemnified under Article 8 and parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

        10.3 Notice. Any notice or communication must be in writing and given by depositing the same in the mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

If to Seller:	Meliga Habillement Horloger SA Ch. de la Clôture 6 C.P. 95 2502 Bienne, Switzerland Attention: Jorg Bader Telephone: 032-344-2999 Facsimile: 032-344-2983
If to Purchaser:	Montres Antima SA Rue Th. Kocher 11 CH-2502 Bienne Switzerland Attention: Enrico Margaritelli Telephone: 032-322-3462 Facsimile: 032-322-0471
with a copy to:	Fossil, Inc. 2280 N. Greenville Ave. Richardson, Texas 75082 Attention: T.R. Tunnell, Executive Vice President Telephone: 972-699-2139 Facsimile: 972-498-9639

        Any party may change its address for notice by written notice given to the other parties.

        10.4 Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures after the Closing as it reasonably considers are required by law, but each party will notify the other party in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason, the parties agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section 10.4 shall be construed to prohibit the parties from operating a business in competition with each other, provided that such party does not use the confidential information of the other party to operate such business. After the Closing Date, neither party hereto shall use in any way or disclose any of such confidential information, directly or indirectly, except as required by law or court order. After the Closing, all files, records, documents, information, data and similar items relating to the Business shall remain the exclusive property of Purchaser.

        10.5 Entire Agreement. This Agreement and the schedules hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section 10.5.

        10.6 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including attorney's fees) of preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

        10.7 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        10.8 Specific Performance. Seller acknowledges that a refusal by Seller to consummate the transactions contemplated hereby, or a breach by Seller of the provisions of this Agreement, will cause irrevocable harm to Purchaser, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Purchaser shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

        10.9 Governing Law. This Agreement and the rights and obligations of the parties shall be governed, construed and enforced in accordance with the laws of Switzerland.

        10.10 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

        10.11 Counterparts; Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) thereon.

        10.12 Taxes. Each party shall be responsible for all sales, use, transfer or other taxes applicable to such party resulting from the transactions contemplated hereby.

        10.13 Public Announcements. Seller and Purchaser shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect thereto prior to consultation with the other party. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

        10.14 Dispute Resolution. Any and all dispute, controversies differences which may arise out of or in relation to or in connection with this Agreement or the transactions contemplated hereby including its legal validity shall be finally settled and binding upon the parties hereto by an arbitration process to be held in Zurich, Switzerland. The arbitration tribunal will be comprised of an arbitrator jointly designated by the parties or, if the parties cannot agree on an arbitrator within a time period of one month, then by three arbitrators, one designated by each Party within a further month and the third one,who will act as chairman of the arbitral tribunal, by the others. Any arbitrator not appointed as provided above shall be appointed by the Zurich High Court (§ 239 para. 2 Zurich Code of Civil Procedures applicable pursuant to Art. 179 para. 2 Swiss Federal Statute on International Private Law,

"IPRG") at the request of one party. The language of such arbitration shall be English and such arbitration shall be conducted according to the rules of the IPRG). As far as the IPRG does not contain mandatory provisions, the arbitrators shall apply the procedural provisions of the International Arbitration Rules of the Zurich Chamber of Commerce as in force at the time of the commencement of the arbitration proceedings, provided, however, that such rules shall not apply to the extent that (i) they contravene the present arbitration clause, or (ii) they call for an involvement of the Zurich Chamber of Commerce.

        IN WITNESS WHEREOF, the undersigned parties have hereunto duly executed this Agreement as of the date first written above.

PURCHASER:
MONTRES ANTIMA SA
By:
Its:
SELLER:
MELIGA HABILLEMENT HORLOGER SA
By:
Its:

Exhibit A

Agreed Form of Bill of Sale

        (See Attached)

Exhibit B

Agreed Form of Deed of Transfer and Assumption for Employment Agreements

        (See Attached)

Exhibit C

Agreed Form of Deed of Transfer and
Assumption for the Assumed Contracts and Assumed Obligations

        (See Attached)

Exhibit D

Agreed Form of Deed of Transfer and Assumption for the Lease

        (See Attached)

Exhibit E
Agreed Form of Certificate by the President of Seller

        (See Attached)

Exhibit F
Agreed Form of Employment Agreement with Jorg Bader

        (See Attached)

Exhibit G
Agreed Form of Certificate by an Officer of Purchaser

        (See Attached)

Exhibit H
Agreed Form of Non-Competition Agreement

        (See Attached)

Schedule 1(A)
Fixed Assets

        (See Attached)

Schedule 1(B)
Intellectual Property

Schedule 1(C)
Inventory

        (See Attached)

Schedule 1(D)
Accounts Receivable

        (See Attached)

Schedule 1(E)
Pre-Paid Expenses

Schedule 2
Assumed Contracts and Obligations

Schedule 3
Excluded Assets

        (See Attached)

Schedule 4
List of Employees

        (See Attached)

Schedule 5
Lease

        (See Schedule 2)

Schedule 6
1998, 1999, and 2000 Balance Sheets and Related Income Statements

        (See Attached)

Schedule 7
June 30, 2001 Balance Sheet

        (See Attached)

Schedule 8
Customer List

        (See Attached)

Schedule 9
Price List

        (See Attached)

Schedule 10
Software Licenses

QuickLinks

ASSET PURCHASE AGREEMENT
W I T N E S S E T H
ARTICLE 1 Purchase and Sale
ARTICLE 2 Representations and Warranties of Purchaser
ARTICLE 3 Representations and Warranties of Seller
ARTICLE 4 Purchaser's Covenants
ARTICLE 5 Seller's Covenants
ARTICLE 6 Purchaser's Conditions Precedent
ARTICLE 7 Seller's Conditions Precedent
ARTICLE 8 Indemnification
ARTICLE 9 Termination
ARTICLE 10 Miscellaneous
Exhibit A Agreed Form of Bill of Sale
Exhibit B Agreed Form of Deed of Transfer and Assumption for Employment Agreements
Exhibit C Agreed Form of Deed of Transfer and Assumption for the Assumed Contracts and Assumed Obligations
Exhibit D Agreed Form of Deed of Transfer and Assumption for the Lease
Exhibit E Agreed Form of Certificate by the President of Seller
Exhibit F Agreed Form of Employment Agreement with Jorg Bader
Exhibit G Agreed Form of Certificate by an Officer of Purchaser
Exhibit H Agreed Form of Non-Competition Agreement
Schedule 1(A) Fixed Assets
Schedule 1(B) Intellectual Property
Schedule 1(C) Inventory
Schedule 1(D) Accounts Receivable
Schedule 1(E) Pre-Paid Expenses
Schedule 2 Assumed Contracts and Obligations
Schedule 3 Excluded Assets
Schedule 4 List of Employees
Schedule 5 Lease
Schedule 6 1998, 1999, and 2000 Balance Sheets and Related Income Statements
Schedule 7 June 30, 2001 Balance Sheet
Schedule 8 Customer List
Schedule 9 Price List
Schedule 10 Software Licenses